Exhibit 99.3

News Release

FOR IMMEDIATE RELEASE

CONTACTS	Larry Adeleye	Kyle Anderson
	Director of Investor Relations	Director of Media Relations
	(614) 917-5108	(614) 917-5497

State Auto Financial reports storm activity to impact

second quarter results

COLUMBUS, OHIO – May 2, 2011 – State Auto Financial Corporation (NASDAQ:STFC) today announced that recent storms will adversely affect its financial results for the second quarter of 2011.

“In April, we experienced five separate catastrophes that triggered widespread damage from tornadoes, wind and hail in 20 of our operating states,” said STFC President, Chairman and CEO Bob Restrepo. “State Auto claim teams are currently in communities throughout the region, assisting our policyholders and agents. We’re determined to help them through this difficult time.

“While it will take several weeks to prepare reliable loss estimates, as of now we know that our experience in April will exceed our recent historic five-year average experience in the second quarter for catastrophe weather related claims, perhaps by a significant amount. Prior to 2011, our historic five-year average catastrophe loss ratio for the second quarter is 18 percentage points or $50 million of losses. We will provide an update when we have more accurate information on the impact of these April storms,” Restrepo continued.

“We will announce our first quarter results on Tuesday, May 3, as planned, including the disclosure of our first quarter catastrophe weather related losses. In the first quarter of 2011, our catastrophe loss ratio was 4.6 percentage points, or approximately $16.0 million of losses, compared to 3.3 percentage points, or approximately $10.1 million of losses, in 2010. Over the five-year period 2006-2010, our historic average five-year catastrophe loss ratio was 7.6 percentage points in the first quarter.”

State Auto Financial Corporation, headquartered in Columbus, Ohio, is a super regional property and casualty insurance holding company and is proud to be a Trusted Choice® company partner. STFC stock is traded on the NASDAQ Global Select Market, which represents the top third of all NASDAQ listed companies.

The insurance subsidiaries of State Auto Financial Corporation are part of the State Auto Group. The State Auto Group markets its insurance products in all 50 states and the District of Columbia through independent insurance agencies and brokers. The State Auto Group is rated A+ (Superior) by the A.M. Best Company and includes State Automobile Mutual, State Auto Property & Casualty, State Auto Ohio, State Auto Wisconsin, State Auto Florida, Milbank, Farmers Casualty, Meridian Security, Meridian Citizens Mutual, Beacon National, Beacon Lloyds, Patrons Mutual, Litchfield Mutual Fire, Rockhill Insurance, Plaza Insurance, American

STFC News Release, Page 2

State Auto Financial reports storm activity to impact second quarter results

Compensation and Bloomington Compensation. Additional information on State Auto Financial Corporation and the State Auto Insurance Companies can be found online at http://www.StateAuto.com/.

Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in State Auto Financial’s Form 10-K and Form 10-Q reports and exhibits to those reports, and include (but are not limited to) legislative changes at both the state and federal level, state and federal regulatory rule making promulgations and adjudications, class action litigation involving the insurance industry and judicial decisions affecting claims, policy coverages and the general costs of doing business, the impact of competition on products and pricing, inflation in the costs of the products and services insurance pays for, product development, geographic spread of risk, weather and weather-related events, and other types of catastrophic events. State Auto Financial undertakes no obligation to update or revise any forward-looking statements.